Exhibit 4.4

$200,000,000

CONSOLIDATED COMMUNICATIONS FINANCE II CO.

6.50% SENIOR NOTES DUE 2022

REGISTRATION RIGHTS AGREEMENT

September 18, 2014

Morgan Stanley & Co. LLC
As Representative of the several Initial Purchasers

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Consolidated Communications Finance II Co., a Delaware corporation (the “Issuer”), proposes to issue and sell to Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and RBS Securities Inc. (collectively, the “Initial Purchasers”), for whom Morgan Stanley & Co. LLC is acting as the representative (the “Representative”), upon the terms set forth in the Purchase Agreement dated September 4, 2014 (the “Purchase Agreement”), $200,000,000 aggregate principal amount of its 6.50% Senior Notes due 2022 (the “Securities”).  The Notes will be issued pursuant to an Indenture, dated as of September 18, 2014 (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”), between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Capitalized terms used herein without definition have the respective meanings given to them in the Purchase Agreement.

Contemporaneously with the consummation of the Finance Co. Merger, (i) Consolidated Communications, Inc., an Illinois corporation (the “Company”), will assume the Issuer’s obligations under the Notes, the Indenture and this Agreement (the “Assumption”) and (ii) the payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by the following entities (collectively, the “Guarantors”): (a) the entities listed on Schedule II to the Purchase Agreement, including Consolidated Communications Holdings Inc., a Delaware corporation  (“Holdings”), (b) any other entities that are required to guarantee the Issuer’s obligations under the Notes pursuant to the Indenture and (c) their respective successors and assigns, subject to the guarantor release provisions in the Indenture.  The Notes and the Guarantees are collectively referred to herein as the “Initial Securities.” In connection with the Assumption, each of the Company and the Guarantors will execute and deliver to the Representative a joinder to this Agreement in the form attached as Exhibit A hereto (the “Joinder”), pursuant to which the Company and the Guarantors will accede to the terms of this Agreement and become parties hereto.

As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Issuer agrees with the Initial Purchasers, for the benefit of the Initial Purchasers and the holders of the Securities (as defined below) (the “Holders”), as follows:

1.  Joinder.  Upon execution of the Joinder by the Company and the Guarantors, the Company shall accede to the terms of this Agreement, and assume all of the obligations of the Issuer set forth in this Agreement and the Guarantors shall, on a joint and several basis, accede to the terms of this Agreement and perform all of the obligations of Guarantors set forth in this Agreement, in each case, on the terms set forth in the Joinder.

2.  Registered Exchange Offer.  If any Transfer Restricted Securities are outstanding as of the 366th calendar day following the Closing Date, then to the extent not prohibited by applicable law or the policy of the Securities and Exchange Commission (the “Commission”), the Issuer and the Guarantors, at their own cost, shall: (a) prepare and file with the Commission an exchange offer registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed offer (the “Registered Exchange Offer”) to the Holders of Transfer Restricted Securities (as defined in Section 7 hereof) who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities issued under the Indenture, identical in all material respects to the Initial Securities (except with respect to transfer restrictions and liquidated damages provisions) and registered under the Securities Act (the “Exchange Securities”); (b) use their reasonable best efforts to have the Exchange Offer Registration Statement declared effective under the Securities Act and (c) issue on or prior to the 456th day following the Closing Date (or, if such date is not a Business Day (as defined below), on the next succeeding Business Day) (the “Consummation Deadline”), Exchange Securities in exchange for all Initial Securities tendered prior thereto in the Registered Exchange Offer.  For purposes of this Agreement, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law or executive order to close.

It is the objective of the Registered Exchange Offer to enable each Holder of Transfer Restricted Securities electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Issuer within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder’s business and has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

The Issuer acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Initial Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an “Exchanging Dealer”), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b) Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) if an Initial Purchaser elects to sell Securities acquired in exchange for Initial Securities constituting any portion of an unsold allotment, it will be required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

The Issuer and the Guarantors shall use their best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or the Initial Purchasers, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Issuer shall make such prospectus and any amendment or supplement thereto, available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 90 days after the consummation of the Registered Exchange Offer.

If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Issuer, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the “Private Exchange”) for the Initial Securities held by such Initial Purchaser, a like principal amount of debt securities of the Issuer issued under the Indenture and identical in all material respects to the Initial Securities (the “Private Exchange Securities”).  The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the “Securities.”

In connection with any Registered Exchange Offer, the Issuer and the Guarantors shall:

(a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(b) keep the Registered Exchange Offer open for not less than 20 business days (as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

(c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

(d) permit Holders to withdraw tendered Securities at any time prior to 5:00 p.m., New York time, on the last business day (as defined under the Exchange Act) on which the Registered Exchange Offer shall remain open; and

(e) otherwise comply in all material respects with all applicable laws.

As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Issuer shall:

(x) accept for exchange all the Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

(y) deliver, or cause to be delivered, to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

(z) cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the most recent date on which interest has been paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the Closing Date.

Each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuer that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder is not engaged in, and does not intend to engage in, and has no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Issuer or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and has no arrangements to engage in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

Notwithstanding any other provisions hereof, the Issuer and the Guarantors will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.  Shelf Registration.  If any Transfer Restricted Securities are outstanding as of the 366th calendar date after the Closing Date and:

(a)           if, because of any change in law or in the applicable interpretations thereof by the staff of the Commission, in the opinion of the Issuer, the Issuer is not permitted to consummate the Registered Exchange Offer;

(b)           for any reason, the Registered Exchange Offer is not consummated on or prior to the Consummation Deadline; or

(c)           any beneficial owner of Transfer Restricted Securities notifies the Issuer that:

(i)           it is prohibited by law or Commission policy from participating in the Registered Exchange Offer;

(ii)           it may not resell the Exchange Securities acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(iii)           it is a broker-dealer and owns Securities acquired directly from the Issuer or an affiliate of the Issuer,

then, the Issuer and the Guarantors shall take the following actions:

(A)           The Issuer and the Guarantors shall file with the Commission and thereafter use their reasonable best efforts to cause to be declared effective by the Commission (unless it becomes effective automatically upon filing) on or prior to the 456th day following the Closing Date (or, if such date is not a Business Day, on the next succeeding Business Day) (such 456th day being an “Effectiveness Deadline”) a registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, a “Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(B)           The Issuer and the Guarantors shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities for a period of one year (or for such longer period if extended pursuant to Section 4(j) below) from the date of its effectiveness or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto, are no longer outstanding or cease to be Transfer Restricted Securities (such period being the “Shelf Registration Period”).  The Issuer and the Guarantors shall be deemed not to have used their reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if they voluntarily take any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is (x) required by applicable law or (y) permitted pursuant to Section 4(j) hereof.

(C)           Notwithstanding any other provisions of this Agreement to the contrary, the Issuer and the Guarantors shall cause (i) the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder; (ii) the Shelf Registration Statement and any amendment thereto, when it becomes effective, not to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) any prospectus forming part of any Shelf Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.  Registration Procedures.  In connection with any Shelf Registration contemplated by Section 3 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 2 hereof, the following provisions shall apply:

(a) The Issuer shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Issuer shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser and if permitted by the interpretations of the staff of the Commission, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include in the prospectus included in the Shelf Registration Statement (or, if permitted by Commission Rule 430B(b), in a prospectus supplement that becomes a part thereof pursuant to Commission Rule 430B(f)) that is delivered to any Holder pursuant to Section 4(d) and (f), the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders.

(b) The Issuer shall give written notice to the Initial Purchasers, the Holders of the Securities and any Participating Broker-Dealer from whom the Issuer has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(vi) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission or any state securities authority for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and the happening of any event that causes the Issuer to become an “ineligible issuer,” as defined in Rule 405 under the Securities Act;

(iv) of the receipt by the Issuer or its legal counsel of any notification with respect to (A) the suspension of the qualification of the Securities for sale in any jurisdiction or (B) the initiation or threatening of any proceeding for such purpose;

(v) of the happening of any event that requires the Issuer and the Guarantors to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading; and

(vi) of any determination by the Issuer that a post-effective amendment to a Registration Statement would be appropriate.

(c) The Issuer and the Guarantors shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

(d) The Issuer shall furnish to each Holder of Securities included within the coverage of the Shelf Registration that so requests in writing, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).  The Issuer and the Guarantors shall not, without the prior consent of the Initial Purchasers, make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Commission Rule 405.

(e) The Issuer shall deliver to each Exchanging Dealer and each Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such Holder requests in writing, all exhibits thereto (including those incorporated by reference).

(f) The Issuer shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Issuer and the Guarantors consent, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus included in the Shelf Registration Statement or any amendment or supplement thereto.

(g) The Issuer shall deliver to each Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request.  The Issuer and the Guarantors consent, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus included in such Exchange Offer Registration Statement or any amendment or supplement thereto.

(h) Prior to any public offering of the Securities pursuant to any Registration Statement, the Issuer and the Guarantors shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Issuer and the Guarantors shall not be required to (i) qualify generally to do business in any jurisdiction where they are not then so qualified or (ii) take any action which would subject them to general service of process or to taxation in any jurisdiction where they are not then so subject.

(i) If the Securities are held in certificated form pursuant to the Indenture, the Issuer shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

(j) Upon the occurrence of any event contemplated by paragraphs (ii) through (vi) of Section 4(b) above during the period for which the Issuer and the Guarantors are required to maintain an effective Registration Statement, the Issuer and the Guarantors shall prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Issuer hereby agrees to notify the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (vi) of Section 4(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, whereafter the Initial Purchasers, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 3(c)(B) above and the Exchange Offer Registration Statement provided for in Section 2 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 4(j).  During the period during which the Issuer and the Guarantors are required to maintain an effective Shelf Registration Statement pursuant to this Agreement, the Issuer and the Guarantors will prior to the three-year expiration of that Shelf Registration Statement file, and use their best efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions, a new registration statement relating to the Securities, which shall be deemed the “Shelf Registration Statement” for purposes of this Agreement.

(k) Not later than the effective date of the applicable Registration Statement, the Issuer will provide a CUSIP number for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, and provide the Trustee with printed certificates for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company (“DTC”).

(l) The Issuer and the Guarantors will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to the Issuer’s security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Issuer’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

(m) The Issuer shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Issuer shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(n) The Issuer may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Issuer such information regarding the Holder and the distribution of the Securities as the Issuer may from time to time reasonably require for inclusion in the Shelf Registration Statement and to provide comments on the Registration Statement, and the Issuer may exclude from such registration the Securities of any Holder that fails to furnish such information or comments within a reasonable time (but in no event less than five Business Days) after receiving such request.

(o) The Issuer shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as the Holders of a majority of the aggregate principal amount of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

(p) In the case of any Shelf Registration, the Issuer shall (i) make reasonably available for inspection by the counsel selected by the Holders of a majority of the aggregate principal amount of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and not more than one accounting firm retained by such Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Issuer and (ii) cause the Issuer’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by any such person in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

(q) In the case of any Shelf Registration, the Issuer, if requested by Holders of a majority of the aggregate principal amount of the Securities, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement in form, substance and scope customarily covered in opinions delivered in connection with shelf registrations; (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with underwritten offerings of securities benefiting from shelf registration, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(r) In the case of the Registered Exchange Offer, if requested by any Initial Purchaser or any known Participating Broker-Dealer, the Issuer shall cause (i) its counsel to deliver to such Initial Purchaser or such Participating Broker-Dealer a signed opinion in such form as is customary in connection with the preparation of a Registration Statement and (ii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Registration Statement to deliver to such Initial Purchaser or such Participating Broker-Dealer a comfort letter, in such form as is customary in connection with the preparation of a Registration Statement.

(s) If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Issuer shall mark, or cause to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

(t) The Issuer shall use its best efforts to (a) if the Initial Securities have been rated prior to the initial sale of such Initial Securities, cause the Securities to continue to be rated, or (b) if the Initial Securities were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the managing underwriters, if any.

(u) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of The Financial Industry Regulatory Authority (“FINRA”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuer will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(v) The Issuer and the Guarantors shall use their best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

5.  Registration Expenses.  The Issuer and the Guarantors shall bear all fees and expenses incurred in connection with the performance of their obligations under Sections 1 through 4 hereof (including the reasonable fees and expenses, if any, of Shearman & Sterling LLP, counsel for the Initial Purchasers, incurred in connection with the Registered Exchange Offer), whether or not the Registered Exchange Offer or a Shelf Registration is filed or becomes effective, and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Initial Securities covered thereby to act as counsel for the Holders of the Initial Securities in connection therewith.  Notwithstanding the foregoing, the Holders of the Initial Securities being registered shall pay all agency or brokerage fees and commissions and underwriting discounts and commissions attributable to the sale of Transfer Restricted Securities and the fees and disbursements of other advisors or experts retained by such holders (severally or jointly) (excluding advisors or other experts retained by the Issuer, as aforesaid).

6.  Indemnification.
(a) (a)  Each of the Issuer and the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, each Holder of the Securities, any Participating Broker-Dealer, each underwriter who participates in an offering of Transfer Restricted Securities and each person, if any, who controls such Initial Purchaser, Holder, Participating Broker-Dealer or underwriter within the meaning of the Securities Act or the Exchange Act (each Initial Purchaser, Holder, any Participating Broker-Dealer, underwriter and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any and all losses, claims, damages or liabilities, joint or several (or actions in respect thereof) caused by any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or in any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or such losses, claims, damages, liabilities or actions caused by any untrue statement or alleged untrue statement of a material fact contained in a prospectus prepared by or on behalf of, used by, or referred to by the Issuer or any Guarantor, including any preliminary prospectus or “issuer free writing prospectus,” as defined in Commission Rule 433 (“Issuer FWP”), relating to a Shelf Registration, or in any amendment or supplement thereto, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Parties for any reasonable and documented legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Issuer and the Guarantors shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus, including any preliminary prospectus or Issuer FWP relating to a Shelf Registration, or in any amendment or supplement thereto, based upon information relating to such Initial Purchaser, Holder, Participating Broker-Dealer or underwriter and furnished to the Issuer by or on behalf of such Initial Purchaser, Holder, Participating Broker-Dealer or underwriter expressly for inclusion therein; provided further, however, that this indemnity agreement will be in addition to any liability which the Issuer or a Guarantor may otherwise have to such Indemnified Party.

(b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Issuer, each Initial Purchaser, each underwriter who participates in an offering of Transfer Restricted Securities and the other selling Holders and each of their respective directors and officers (including each officer of the Issuer who signed the Registration Statement) and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Guarantors to such Holder, but only with reference to information relating to such Holder furnished to the Issuer by such Holder expressly for inclusion in any such Registration Statement or prospectus, including any preliminary prospectus or Issuer FWP relating to a Shelf Registration, or in any amendment or supplement thereto; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Issuer for any reasonable and documented legal or other expenses incurred by the Issuer or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof.  This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Issuer or any of its controlling persons.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof in writing; but the failure to so notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party under this Section 6 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability which the indemnifying party may have to an indemnified party other than under this Section 6.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors on the one hand or such Initial Purchaser, Holder, Participating Broker-Dealer or underwriter or such other indemnified party, as the case may be, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 6(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Issuer.

(e) The agreements contained in this Section 6 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

7.  Additional Interest Under Certain Circumstances.  (a)  Additional interest (the “Additional Interest”) with respect to the Initial Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (ii) below being herein called a “Registration Default”):

(i) any Transfer Restricted Securities are outstanding as of the 366th calendar day after the Closing Date and either:

(a)	the Issuer and the Guarantors fail to consummate the Registered Exchange Offer on or prior to the 475th calendar day after the Closing Date; or

(b)	the Issuer and the Guarantors fail to cause the Shelf Registration Statement to be declared effective on or before the 475th calendar day after the Closing Date; or

(ii) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods during which the Company and the Guarantors are required to maintain the effectiveness and usefulness thereof pursuant to this Agreement.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Issuer or the Guarantors or pursuant to operation of law or as a result of any action or inaction by the Commission.

Additional Interest shall accrue on the Initial Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur.  With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Additional Interest shall be paid in an amount equal to 0.25% per annum (the “Additional Interest Rate”) of the principal amount of the Initial Securities.  The Additional Interest Rate shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum Additional Interest Rate for all Registration Defaults of 1.50% per annum of the principal amount of the Initial Securities.

(b)           A Registration Default referred to in Section 7(a)(ii) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Issuer where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Issuer that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Issuer is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

(c)           Any amounts of Additional Interest due pursuant to Section 7(a) above will be payable in cash on the regular interest payment dates with respect to the Initial Securities.  The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Initial Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

(d)           Following the cure of all Registration Defaults the accrual of Additional Interest on the Initial Securities will cease and the interest rate will revert to the original rate; provided, however, that if, after any such Additional Interest ceases to accrue, a different event specified in clause (i) or (ii) of the definition of Registration Default above occurs, such Additional Interest shall begin to accrue again pursuant to the foregoing provisions.

(e)           “Transfer Restricted Securities” means the Initial Securities; provided, however, that any such Securities shall cease to be Transfer Restricted Securities upon the earliest to occur of: (i) the date on which such Initial Securities have been exchanged by a person other than a broker-dealer for freely transferable Exchange Securities in the Registered Exchange Offer; (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of Initial Securities for Exchange Securities, the date on which such Exchange Securities are sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement; (iii) the date on which such Initial Securities have been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which such Initial Securities are sold to the public pursuant to Rule 144 under the Securities Act; (v) the date on which such Initial Securities have become Freely Transferable, or (iv) the date on which such Initial Securities shall have ceased to be outstanding.

(f)           “Freely Transferable” shall mean, with respect to any Initial Security, the time at which (i) such Initial Security may be sold to the public pursuant to Rule 144 under the Securities Act by a person that is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer without regard to any of the conditions specified therein (other than the holding period requirement in paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) and (ii) the restrictive legends relating to the Securities Act on such Initial Security have been removed.

(g)           Additional Interest due to this Section 7 shall be the exclusive monetary remedy available to the Holders and/or Initial Purchasers with respect to any Registration Default.

8.  Rules 144 and 144A.  The Issuer shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Issuer is not required to file such reports, it will, upon the request of any Holder of Initial Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A.  The Issuer covenants that it will take such further action as any Holder of Initial Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Initial Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)).  The Issuer will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Issuer by the Initial Purchasers upon request.  Upon the request of any Holder of Initial Securities, the Issuer shall deliver to such Holder a written statement as to whether it has complied with such requirements.  Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Issuer to register any of its securities pursuant to the Exchange Act.

9.  Underwritten Registrations.  (a)  If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering.

(b)           No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10.  Miscellaneous.

(a)           Remedies.  The Issuer and the Guarantors acknowledge and agree that any failure by the Issuer and the Guarantors to comply with their obligations under Section 2 and 3 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer’s and the Guarantors’ obligations under Sections 2 and 3 hereof.  The Issuer and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)           No Inconsistent Agreements.  The Issuer will not on or after the date of this Agreement enter into any agreement with respect to its U.S. dollar-denominated debt securities that are substantially similar to the Securities, which agreement is inconsistent with the rights granted to the Holders in this Agreement or enter into any agreement that otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer’s securities under any agreement in effect on the date hereof.

(c)           Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Issuer and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

(d)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1)  if to a Holder of the Securities, at the most current address given by such Holder to the Issuer.

(2)  if to the Initial Purchasers;

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Facsimile:  (212) 761-0260
Attention:  High Yield New Issue Group

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Facsimile:  (646) 848-7974
Attention:  Jason Lehner

(3)  if to the Issuer, at its address as follows:

Consolidated Communications Finance II Co.
121 South 17th Street
Mattoon, Illinois 61938
Facsimile:  (217) 258-6240
Attention:  Steven L. Childers

with a copy to:

Schiff Hardin LLP
233 South Wacker Drive, Suite 6600
Chicago, Illinois 60606
Facsimile:  (312) 258-5600
Attention: Alexander Young

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.  Notices with respect to Global Notes will be deemed given when notice is electronically sent to DTC.

(e)  Third Party Beneficiaries.  The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

(f)  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders.  If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.  No Initial Purchaser (in their capacity as Initial Purchasers) shall have any liability or obligation to the Issuer with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(g)  Counterparts.  This Agreement may be executed in any number of counterparts (including by electronic transmission) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(h)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(j)  Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)  Securities Held by the Issuer.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Issuer or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuer a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Issuer in accordance with its terms.

CONSOLIDATED COMMUNICATIONS FINANCE II CO.
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	SVP / CFO

[Signature Page to the Registration Rights Agreement]

Accepted as of the date hereof MORGAN STANLEY & CO. LLC Acting on behalf of itself and as the Representative of the several Initial Purchasers By: Morgan Stanley & Co. LLC
By:	/s/ Reagan C. Philipp
	Name:	Reagan Philipp
	Title:	Authorized Signatory

[Signature Page to the Registration Rights Agreement]

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date (as defined herein), or such shorter period during which participating broker-dealers are required by law to deliver such a prospectus, it will make this Prospectus available to any broker dealer for use in connection with any such resale.  See “Plan of Distribution.”

ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities.  The Issuer has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.  In addition, until, [_____] 20[__], all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

The Issuer will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date, or such shorter period during which participating broker-dealers are required by law to deliver such a prospectus, the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer and the Guarantors have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or   concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

_______________

(1)   In addition, the legend required by Item 502(b) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus. This sentence may be deleted if such delivery requirements do not apply under Rule 174 of the Securities Act.

ANNEX D

☐  CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

EXHIBIT A

$200,000,000

CONSOLIDATED COMMUNICATIONS FINANCE II CO.

6.50% SENIOR NOTES DUE 2022

[FORM OF JOINDER TO REGISTRATION RIGHTS AGREEMENT]

[DATE], 2014

Morgan Stanley & Co. LLC
As Representative of the Initial Purchasers

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement dated as of September 18, 2014, among Consolidated Communications Finance II Co. (the “Issuer”) and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers.  Capitalized terms used in this Joinder Agreement without definition have the respective meanings given to them in the Registration Rights Agreement.

The undersigned Consolidated Communications, Inc. (the “Company”), hereby agrees to accede to the terms of, and assume all of the obligations of the Issuer set forth in, the Registration Rights Agreement, as though the Company had entered into the Registration Rights Agreement on the Closing Date and been named as the “Issuer” therein.  The Company agrees that such obligations include, without limitation, (a) all of the obligations of the Issuer to perform and comply with all of the agreements thereof contained in the Registration Rights Agreement, including the obligation to pay Additional Interest, and (b) the Issuer’s indemnification and other obligations contained in Section 6 of the Registration Rights Agreement.  The Company acknowledges and agrees that all references to the Issuer in the Registration Rights Agreement shall include the Company and that the Company shall be bound by all provisions of the Registration Rights Agreement containing such references.

The undersigned Guarantors hereby agree, on a joint and several basis, to accede to the terms of the Registration Rights Agreement and to undertake and perform all of the obligations of the “Guarantors” set forth therein as though the undersigned Guarantors had entered into the Registration Rights Agreement on the Closing Date and been named as “Guarantors” therein.  The undersigned Guarantors agree that such obligations include, without limitation, (a) all of the obligations of the Guarantors to perform and comply with all of the agreements thereof contained in the Registration Rights Agreement, including the obligation to pay Additional Interest, and (b) the Guarantors’ indemnification and other obligations contained in Section 6 of the Registration Rights Agreement.  Each of the undersigned Guarantors acknowledges and agrees that all references to the Guarantors in the Registration Rights Agreement shall include the undersigned Guarantors and that the undersigned Guarantors shall be bound by all provisions of the Registration Rights Agreement containing such references.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Joinder Agreement may be executed in any number of counterparts (including by electronic transmission) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by facsimile, e-mail or other electronic means shall be effective as delivery of a manually executed counterpart.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first written above.

CONSOLIDATED COMMUNICATIONS, INC.
By:
Name:
Title:

[GUARANTORS]
By:
Name:
Title: